Exhibit 99.1

HEALTHSPORT SIGNS LETTER OF INTENT TO ACQUIRE “EXCELLENT” RATED cGMP CERTIFIED NUTRACEUTICAL MANUFACTURING PLANT

OXNARD, CA-HealthSport, Inc. (HSPO.QB), a fully integrated formulator, developer and manufacturer of dissolvable bi-layer oral thin film products that deliver pharmaceutical and OTC drug active ingredients through buccal absorption, announced today it has signed a Letter of Intent (LOI) to acquire certain operating assets of SMI Manufacturing from RT Holdings, LLC. HealthSport’s acquisition includes the lease of the 50,000 square foot building, accounts receivable, inventory, machinery and equipment and SMI’s certifications and other intangible assets of SMI Manufacturing’s cGMP plant located in Tempe, Arizona.

The SMI Manufacturing plant, a cGMP certified manufacturing facility based in Tempe, Arizona that has the capabilities to formulate, design, produce, package, market and distribute organic and health related nutraceuticals and functional food products has been operating since 1996. cGMP (current Good Manufacturing Practices) is a term recognized worldwide for the control and management of manufacturing and quality control testing of foods, pharmaceutical products, and medical devices under regulations promulgated by the US Food and Drug Administration (“FDA”). The SMI facility consistently receives an Excellent rating, FDA’s highest rating, as a cGMP manufacturing facility.

“HealthSport will now be able to take full advantage of strategic relationships we have worked on for several months by not only providing products based on our state of the art bi-layer strip technology, but also addressing our customer’s needs in the $90 billion Natural Products Market by having the capacity to manufacture just about any vitamin, mineral or supplement, including products certified as organic,” said Kevin Taheri, CEO of HealthSport, Inc.

Mr. Taheri continued: “We are now squarely focused on completing this transaction as quickly as possible and seizing the attractive opportunities this transaction will create for us to increase top-line revenue growth as well as achieving significant cost synergies in general and administrative expenses. HealthSport will become a more broadly based company than ever before, with increased capacity to reach new customers.”

Through this transaction, the fully equipped SMI Manufacturing plant will be acquired into a wholly owned subsidiary of HealthSport, which will manufacture all nutraceutical and supplement products utilizing the SMI manufacturing plant’s state of the art capabilities, which include high speed encapsulation, Bartelt filled pouching, beverage concentrate blending, automated bottle and bag filling, and bulk bagging for large commercial applications..

About HealthSport, Inc.

HealthSport, Inc. (www.healthsportinc.com) is a fully integrated developer, manufacturer and marketer of unique and proprietary branded and private label oral thin products for nutritional supplement and over-the-counter drug products. HealthSport’s oral thin film product delivers drug or dietary supplement actives through buccal (between the cheek and gum) absorption as well as normal ingestion. HealthSport’s proprietary delivery technology is superior to any other competitive, oral thin film product currently available in the marketplace. HealthSport has five patents pending and has developed numerous trade secrets which it incorporates in the development and manufacturing process of its oral thin film products.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include statements regarding letter of intent described in this release and whether or not the joint venture contemplated therein will be consummated and, if consummated, whether it will achieve its intended purpose and result in the successful development and launch of a pharmaceutical drug product.  All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company.  Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the HealthSport’s filings with the Securities and Exchange Commission.  These risks and uncertainties could cause HealthSport’s actual results to differ materially from those indicated in the forward-looking statements.  HealthSport does not undertake to update any of the forward-looking statements contained in this release other than as required by law.

Contact:
Investor Relations
Rick Gean
(480) 927-9002